Exhibit 4.2

FORM OF 5.50% SENIOR NOTE

(Face of Note)
5.50% Senior Notes due 2022

[Global Notes Legend]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

OLIN CORPORATION
5.50 % SENIOR NOTES DUE 2022

No. ____	CUSIP:
ISIN:

Olin Corporation promises to pay to Cede & Co., or registered assigns, the principal sum of               Dollars ($          ) on August 15, 2022.

Interest Payment Dates:  February 15 and August 15, beginning

Record Dates:  February 1 and August 1

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

OLIN CORPORATION

By:
Name
Title

By:
Name
Title

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities of the series designated
therein referred to in the within-mentioned Indenture:
Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

(Reverse of Note)
5.50% Senior Notes due 2022
OLIN CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.  Olin Corporation, a Virginia corporation, or its successor (together, “Olin”), promises to pay interest on the principal amount of this Note (the “Notes”) at a fixed rate of 5.50% per annum.  Olin will pay interest in United States dollars semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2013 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including August 22, 2012; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after August 22, 2012), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2)           Method of Payment.  Olin will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the February 1 and August 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.4 of the Third Supplemental Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium and interest at the office or agency of Olin maintained for such purpose within or without the City and State of New York, or, at the option of Olin, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to Olin and the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)           Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture with respect to the Notes, shall act as Paying Agent and Registrar.  Olin may change any Paying Agent or Registrar without notice to any Holder.  Olin or any of its Subsidiaries may act in any such capacity.

(4)           Indenture.  Olin issued the Notes under an Indenture dated as of August 19, 2009 (as supplemented and amended by the Second Supplemental Indenture dated as of August 9, 2012, among the Company, the Original Trustee and the Trustee, the “Base Indenture”), as further supplemented and amended by the Third Supplemental Indenture dated as of August 22, 2012 (the “Third Supplemental Indenture” and the Base Indenture, as so supplemented and amended, the “Indenture”), between Olin and the Trustee.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  The Notes issued on the Issue Date are senior unsecured obligations of Olin limited to $200,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof.  The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

(5)           Optional Redemption.

Except as set forth below, Olin shall not be entitled to redeem the Notes at its option.

The Notes will be redeemable as a whole at any time or in part from time to time, at the option of Olin, on at least 30 but not more than 60 days prior notice (the date of any such redemption, a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the applicable Redemption Date, discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 50 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the Redemption Date (the “Redemption Price”).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.  “Independent Investment Banker” means, with respect to any redemption, any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. or Wells Fargo Securities, LLC (or any of their respective successors) as selected by Olin for such redemption.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if Olin obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and their respective successors, and, at Olin’s option, other primary U.S. Government Securities dealers in New York City selected by Olin.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by Olin, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Olin by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Unless Olin defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption and those Notes will cease to be outstanding.

(6)           Mandatory Redemption.  Except as provided in Section 3.1 (Special Mandatory Redemption) of the Third Supplemental Indenture, Olin shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           Special Mandatory Redemption.  The Notes will be subject to a Special Mandatory Redemption in the event that either (i) the Acquisition is not consummated on or prior to November 20, 2012 or (ii) the Acquisition Agreement is terminated prior to November 20, 2012.  The aggregate redemption price for any Special Mandatory Redemption will be equal to the aggregate initial offering price of the Notes as shown on the cover page of the Prospectus Supplement, together with accrued interest on the Notes from the Issue Date up to, but not including the date of  the Special Mandatory Redemption.

(8)           Upon the occurrence of a Change of Control Repurchase Event, Olin shall make an offer to repurchase Notes, if and in the manner required by Section 4.1 of the Third Supplemental Indenture

(9)           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Olin may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Olin need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)         Persons Deemed Owners.  The registered holder of a Note may be treated as its owner for all purposes.

(11)         Defaults and Remedies.  Each of the following constitutes an “Event of Default”:

(A)           default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(B)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(C)           default in the performance, or breach, of any covenant or agreement of Olin or any Subsidiary in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (A) or (B) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to Olin by the Trustee or to Olin and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes (provided that, and without limiting the foregoing in this clause (C), in the case of a default or breach of any covenant or agreement set forth in Section 5.03 of the Base Indenture (as amended by the Third Supplemental Indenture), no Event of Default shall occur (and any such default or breach shall be deemed to not have occurred for all purposes under the Indenture) with respect to any failure to furnish or file any information or report required thereunder if Olin files or furnishes such information or report within 120 days after Olin was required (or would have been required) to file the same pursuant to the Commission’s rules and regulations);

(D)           (i)          Olin or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           generally is not paying its debts as they become due; or

(ii)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against Olin or any Significant Subsidiary, in an involuntary case;

(b)           appoints a custodian of Olin or any Significant Subsidiary for all or substantially all of the property of Olin or any of its Significant Subsidiaries; or

(c)           orders the liquidation of Olin or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(12)          Trustee Dealings with Olin.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Olin or its affiliates, and may otherwise deal with Olin or its affiliates, as if it were not the Trustee.

(13)          No Recourse Against Others.  No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Olin or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of Olin under the Notes or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.  Each Holder of the Notes by accepting the Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuances of such Notes.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of Olin on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(14)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)          CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(17)          GOVERNING LAW.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.  EACH OF THE PARTIES TO THE INDENTURE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

Olin shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Olin Corporation
190 Carondelet Plaza
Suite 1530
Clayton, Missouri 63105
Facsimile:  (314) 862-7406
Attention:  George H. Pain, Esq.

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
________________________
________________________
________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________
to transfer this Note on the books of Olin.  The agent may substitute another to act for him.

Date:  ________________

Your Signature:
(Sign exactly as your name appears on the
face of this Note)

Signature guarantee: _____________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Olin Corporation pursuant to Section 4.1 of the Third Supplemental Indenture (Change of Control Repurchase Event), check the box below:

[   ]

If you want to elect to have only part of the Note purchased by Olin Corporation pursuant to Section 4.1 of the Third Supplemental Indenture (Change of Control Repurchase Event), state the amount you elect to have purchased:

$______________________

Date: __________________	Your Signature: ____________________________
(Sign exactly as your name appears on the Note)

Tax Identification Number: __________________

Signature guarantee: ______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for other 5.50% Senior Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian